EXHIBIT 99.3 – Supplemental, Unaudited Financial Information

AVAILABLE-FOR-SALE SECURITIES	March 31, 2014		December 31, 2013
(In Thousands)	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value

Obligations of U.S. Government agencies	$29,667	$28,523	$47,382	$45,877
Obligations of states and political subdivisions:
Tax-exempt	124,282	127,179	127,748	128,426
Taxable	33,833	33,624	35,153	34,471
Mortgage-backed securities	91,178	92,930	84,849	86,208
Collateralized mortgage obligations,
Issued by U.S. Government agencies	194,508	192,066	182,373	178,092
Trust preferred securities issued by individual institutions	0	0	0	0
Collateralized debt obligations:
Pooled trust preferred securities - senior tranches	0	0	0	0
Other collateralized debt obligations	660	660	660	660
Total debt securities	474,128	474,982	478,165	473,734
Marketable equity securities	6,128	9,032	6,038	8,924
Total	$480,256	$484,014	$484,203	$482,658

Summary of Loans by Type
(Excludes Loans Held for Sale)
(In Thousands)	Mar. 31,	Dec. 31,	Mar. 31,
	2014	2013	2013
Residential mortgage:
Residential mortgage loans - first liens	$295,869	$299,831	$306,754
Residential mortgage loans - junior liens	23,048	23,040	25,567
Home equity lines of credit	34,755	34,530	32,237
1-4 Family residential construction	12,635	13,909	12,032
Total residential mortgage	366,307	371,310	376,590
Commercial:
Commercial loans secured by real estate	146,569	147,215	155,474
Commercial and industrial	40,477	42,387	47,031
Political subdivisions	10,436	16,291	27,366
Commercial construction and land	14,692	17,003	28,461
Loans secured by farmland	8,602	10,468	11,214
Multi-family (5 or more) residential	10,906	10,985	6,478
Agricultural loans	3,159	3,251	2,864
Other commercial loans	14,343	14,631	238
Total commercial	249,184	262,231	279,126
Consumer	10,327	10,762	11,030
Total	625,818	644,303	666,746
Less: allowance for loan losses	(8,343)	(8,663)	(7,118)
Loans, net	$617,475	$635,640	$659,628

Loans Held for Sale
(In Thousands)	Mar. 31,	Dec. 31,	Mar. 31,
	2014	2013	2013
Residential mortgage loans originated
and serviced - outstanding balance	$147,524	$146,008	$114,933
Less: outstanding balance of loans sold	(147,391)	(145,954)	(114,134)
Loans held for sale, net	$133	$54	$799

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(In Thousands)
	3 Months	3 Months	Year	3 Months
	Ended	Ended	Ended	Ended
	Mar. 31,	Dec. 31,	Dec. 31,	Mar. 31
	2014	2013	2013	2013
Balance, beginning of period	$8,663	$7,130	$6,857	$6,857
Charge-offs	(274)	(52)	(671)	(193)
Recoveries	265	26	430	271
Net charge-offs	(9)	(26)	(241)	78
(Credit) provision for loan losses	(311)	1,559	2,047	183
Balance, end of period	$8,343	$8,663	$8,663	$7,118

PAST DUE AND IMPAIRED LOANS, NONPERFORMING ASSETS
AND TROUBLED DEBT RESTRUCTURINGS (TDRs)
(In Thousands)
	Mar. 31,	Dec 31,	Mar. 31,
	2014	2013	2013
Impaired loans with a valuation allowance	$9,576	$9,889	$2,722
Impaired loans without a valuation allowance	5,430	6,432	4,751
Total impaired loans	$15,006	$16,321	$7,473

Total loans past due 30-89 days and still accruing	$7,650	$8,305	$6,366

Nonperforming assets:
Total nonaccrual loans	$14,257	$14,934	$7,090
Total loans past due 90 days or more and still accruing	2,160	3,131	2,351
Total nonperforming loans	16,417	18,065	9,441
Foreclosed assets held for sale (real estate)	1,321	892	915
Total nonperforming assets	$17,738	$18,957	$10,356

Loans subject to troubled debt restructurings (TDRs):
Performing	$3,020	$3,267	$829
Nonperforming	112	908	1,338
Total TDRs	$3,132	$4,175	$2,167

Total nonperforming loans as a % of loans	2.62%	2.80%	1.42%
Total nonperforming assets as a % of assets	1.44%	1.53%	0.83%
Allowance for loan losses as a % of total loans	1.33%	1.34%	1.07%
Allowance for loan losses as a % of nonperforming loans	50.82%	47.95%	75.39%

Analysis of Average Daily Balances and Rates
(Dollars in Thousands)
	3 Months		3 Months		3 Months
	Ended	Rate of	Ended	Rate of	Ended	Rate of
	3/31/2014	Return/	12/31/2013	Return/	3/31/2013	Return/
	Average	Cost of	Average	Cost of	Average	Cost of
	Balance	Funds %	Balance	Funds %	Balance	Funds %
EARNING ASSETS
Available-for-sale securities,
at amortized cost:
Taxable	$345,663	2.22%	$349,203	2.11%	$315,612	2.31%
Tax-exempt	$126,030	5.45%	129,192	5.36%	130,123	5.75%
Total available-for-sale securities	471,693	3.08%	478,395	2.99%	445,735	3.32%
Interest-bearing due from banks	30,099	0.40%	27,201	0.42%	29,638	0.38%
Federal funds sold	0	0.00%	0	0.00%	15	0.00%
Loans held for sale	119	10.22%	480	5.79%	2,193	3.88%
Loans receivable:
Taxable	595,514	5.45%	605,234	5.56%	636,278	5.88%
Tax-exempt	39,662	5.82%	37,466	5.78%	38,491	5.81%
Total loans receivable	635,176	5.47%	642,700	5.58%	674,769	5.88%
Total Earning Assets	1,137,087	4.35%	1,148,776	4.38%	1,152,350	4.74%
Cash	16,299		16,661		16,080
Unrealized gain/loss on securities	2,752		3,937		16,270
Allowance for loan losses	(8,780)		(7,201)		(7,126)
Bank premises and equipment	17,283		17,673		18,655
Intangible Asset - Core Deposit Intangible	83		95		132
Intangible Asset - Goodwill	11,942		11,942		11,942
Other assets	42,326		41,898		43,376
Total Assets	$1,218,992		$1,233,781		$1,251,679

INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest checking	$179,617	0.12%	$185,502	0.12%	$174,149	0.12%
Money market	195,596	0.14%	200,346	0.14%	202,129	0.14%
Savings	118,529	0.10%	117,975	0.10%	116,538	0.10%
Certificates of deposit	134,833	0.87%	139,601	0.92%	160,011	1.17%
Individual Retirement Accounts	122,389	0.38%	125,166	0.39%	134,076	0.50%
Other time deposits	812	0.00%	682	0.00%	845	0.00%
Total interest-bearing deposits	751,776	0.30%	769,272	0.31%	787,748	0.40%
Borrowed funds:
Short-term	10,049	0.20%	7,784	0.15%	4,220	0.10%
Long-term	73,300	4.03%	73,369	4.03%	83,341	4.00%
Total borrowed funds	83,349	3.57%	81,153	3.66%	87,561	3.81%
Total Interest-bearing Liabilities	835,125	0.63%	850,425	0.63%	875,309	0.74%
Demand deposits	193,402		191,509		184,890
Other liabilities	8,158		10,082		8,875
Total Liabilities	1,036,685		1,052,016		1,069,074
Stockholders' equity, excluding accumulated
other comprehensive income/loss	180,440		179,356		172,578
Accumulated other comprehensive income/loss	1,867		2,409		10,027
Total Stockholders' Equity	182,307		181,765		182,605
Total Liabilities and Stockholders' Equity	$1,218,992		$1,233,781		$1,251,679
Interest Rate Spread		3.72%		3.75%		4.00%
Net Interest Income/Earning Assets		3.89%		3.91%		4.18%

Total Deposits (Interest-bearing
and Demand)	$945,178		$960,781		$972,638

(1) Changes in income on tax-exempt securities and loans are presented on a fully tax-equivalent basis, using the
Corporation’s marginal federal income tax rate of 35%.
(2) Nonaccrual loans have been included with loans for the purpose of analyzing net interest earnings.

COMPARISON OF NONINTEREST INCOME
(In Thousands)	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2014	2013	2013
Service charges on deposit accounts	$1,223	$1,421	$1,226
Service charges and fees	127	153	134
Trust and financial management revenue	1,047	1,065	944
Brokerage revenue	227	198	144
Insurance commissions, fees and premiums	32	34	45
Interchange revenue from debit card transactions	453	488	464
Net gains from sales of loans	151	315	504
Increase in cash surrender value of life insurance	88	98	93
Net (loss) gain from premises and equipment	0	(30)	0
Other operating income	403	382	289
Total other operating income, before realized
gains on available-for-sale securities, net	$3,751	$4,124	$3,843

COMPARISON OF NONINTEREST EXPENSE
(In Thousands)	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2014	2013	2013
Salaries and wages	$3,565	$3,435	$3,600
Pensions and other employee benefits	1,319	985	1,255
Occupancy expense, net	715	614	634
Furniture and equipment expense	472	484	494
FDIC Assessments	147	154	152
Pennsylvania shares tax	341	351	350
Other operating expense	1,965	1,765	2,068
Total noninterest expense, before loss on
prepayment of borrowings	8,524	7,788	8,553
Loss on prepayment of borrowings	0	0	1,023
Total Noninterest Expense	$8,524	$7,788	$9,576